CITIFUNDS TRUST III

MANAGEMENT AGREEMENT
Legg Mason Partners Fund Advisor, LLC

This MANAGEMENT AGREEMENT ("Agreement") is made this 1st day of August, 2006, by and between CitiFunds Trust III (the "Trust") and Legg Mason Partners Fund Advisor,
LLC, a Delaware limited liability company
(the "Manager").

WHEREAS, the Trust is registered as a
management investment company under the
Investment Company Act of 1940, as amended
(the "1940 Act");

WHEREAS, the Manager is engaged primarily in rendering investment advisory, management and administrative services and is registered as an investment adviser under the
Investment Advisers Act of 1940, as amended;

WHEREAS, the Trust wishes to retain the
Manager to provide investment advisory,
management, and administrative services
to the Trust with respect to the series
of the Trust designated in Schedule A annexed hereto (the "Fund"); and

WHEREAS, the Manager is willing to furnish such services on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the
promises and mutual covenants herein
contained, it is agreed as follows:


1.	The Trust hereby appoints the
Manager to act as investment adviser and
administrator of the Fund for
the period and on the terms set forth in
this Agreement.  The Manager accepts such
appointment and agrees to render the
services herein set forth, for the compensation
herein provided.
2.	The Fund shall at all times keep the
 Manager fully informed with regard to the
securities owned by it, its
funds available, or to become available,
for investment, and generally as to the
condition of its affairs.
It shall furnish the Manager with such
other documents and information with regard
to its affairs as the Manager
may from time to time reasonably request.
	3.	(a)	Subject to the
supervision of the Trust's
Board of Trustees (the "Board"), the Manager
shall regularly provide the Fund with
investment research, advice, management
and supervision and shall furnish a continuous
investment program for the Fund's portfolio
of securities and other investments consistent
with the Fund's investment objectives,
policies and restrictions, as stated in the
Fund's current Prospectus and Statement of
Additional Information.  The Manager shall
determine from time to time what
securities and other investments will be
purchased, retained, sold or exchanged by
the Fund and what portion of the assets of
the Fund's portfolio will be held in the
various securities and other investments
in which the Fund invests, and shall implement
those decisions, all subject to
the provisions of the Trust's Declaration of
Trust and By-Laws (collectively, the
"Governing Documents"),
the 1940 Act, and the applicable
rules and regulations promulgated thereunder
by the Securities and Exchange Commission
(the "SEC") and interpretive guidance issued
thereunder by the SEC staff and any other
applicable federal and state law,
as well as the investment objectives,
policies and restrictions of the Fund
referred to above, and any
other specific policies adopted by the
Board and disclosed to the Manager.
The Manager is authorized
as the agent of the Trust to give
instructions to the custodian of the
Fund as to deliveries of securities
and other investments and payments of cash
for the account of the Fund.  Subject to
applicable provisions of the 1940 Act
and direction from the Board, the investment
program to be provided hereunder may entail
the investment of all or
substantially all of the assets of a Fund in one
or more investment companies.  The Manager will
place orders pursuant to its investment
determinations for the Fund either directly
with the issuer or with any broker or dealer,
foreign currency dealer,
futures commission merchant or others
selected by it.  In connection with the
selection of such brokers or dealers and
the placing of such orders, subject to
applicable law, brokers or dealers
may be selected who also provide brokerage
and research services (as those terms are defined
in Section 28(e) of the Securities Exchange Act
of 1934, as amended (the "Exchange Act")) to the
Funds and/or the other accounts over which
the Manager or its affiliates exercise investment
discretion.  The Manager is authorized to pay a
broker or dealer who provides such brokerage and
research services a commission for executing
a portfolio transaction for a Fund which is in
excess of the amount of commission another broker
or dealer would have charged for effecting that
transaction if the Manager determines in good
faith that such amount of commission is reasonable
in relation to the value of the brokerage and
research services provided by such broker or
dealer.  This determination may be viewed
in terms of either that particular
transaction or the overall
responsibilities which the Manager and its
affiliates have with respect to accounts over
which they exercise investment discretion.
The Board may adopt policies and procedures
that modify and restrict the Manager's
authority regarding the execution of the
Fund's portfolio transactions provided herein.
The Manager shall also provide advice and
recommendations with respect to other aspects
of the business and affairs of the Fund, shall
exercise voting rights,
rights to consent to corporate action and any
other rights pertaining to a Fund's portfolio
securities subject to such direction as the
Board may provide, and shall perform such
other functions of investment management and
supervision as may be directed by the Board.
	(b)	Subject to the direction and
control of the Board, the Manager shall
perform such administrative and management
services as may from time to time be
reasonably requested by the Fund as
necessary for the operation of the Fund,
such as (i) supervising the overall
administration of the Fund, including
negotiation of contracts and fees with and
the monitoring of performance and billings of
the Fund's transfer agent, shareholder
servicing agents, custodian
and other independent contractors or agents,
(ii) providing certain compliance, fund
accounting, regulatory reporting,
and tax reporting services, (iii) preparing or
participating in the preparation of Board
materials, registration statements, proxy
statements and reports and other
communications to shareholders, (iv) maintaining
the Fund's existence, and (v) during such
times as shares are publicly offered,
maintaining the registration and qualification
of the Fund's shares under federal and state
laws.  Notwithstanding the foregoing, the
Manager shall not be deemed to have assumed
any duties with respect to,
and shall not be responsible for, the
distribution of the shares of any Fund, nor shall
the Manager be deemed to have assumed or have
any responsibility with respect to functions
specifically assumed by any transfer agent, fund
accounting agent, custodian, shareholder
servicing agent or other agent, in each
case employed by the Fund to perform such
functions.
	(c)	The Fund hereby authorizes
any entity or person associated with the Manager which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange
Act and Rule 11a2-2(T) thereunder, and
the Fund hereby consents to the retention of compensation for such transactions in accordance with
Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Manager agrees that it will not deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Manager or its affiliates is participating, or arrange for purchases and sales of securities between a Fund and another account advised by the Manager or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by a Fund from time to time, and will comply with all other provisions of the Governing Documents and the Fund's then-current Prospectus and
Statement of Additional Information relative to the Manager and its directors and officers.

4.	Subject to the Board's approval,
the Manager or the Fund may enter into
contracts with one or more investment
subadvisers or subadministrators,
including without limitation, affiliates of
the Manager, in which the Manager delegates to
such investment subadvisers
or subadministrators any or all its duties
specified hereunder, on such terms as the
Manager will determine to be necessary,
desirable or appropriate,
provided that in each case the Manager shall
supervise the activities of each such
subadviser or subadministrator and further
provided that such contracts impose on any
investment subadviser or
subadministrator bound thereby all the
conditions to which the Manager is subject
hereunder and that such contracts are
entered into in accordance with and meet
all applicable requirements
of the 1940 Act.
5.	(a)	The Manager, at its expense,
shall supply the Board and officers of the
Trust with all information and reports
reasonably required by them
and reasonably available to the Manager
and shall furnish the Fund with office
facilities, including space, furniture
and equipment and all personnel reasonably
necessary for the operation of
the Fund.  The Manager shall oversee the
maintenance of all books and records with
respect to the Fund's securities transactions
and the keeping of the Fund's
books of account in accordance with all
applicable federal and state laws and regulations.
In compliance with the requirements of Rule 31a-3
under the 1940 Act, the
Manager hereby agrees that any records that
it maintains for the Fund are the property
of the Fund, and further agrees to surrender
promptly to the Fund any of such records
upon the Fund's request.  The Manager further
agrees to arrange for the preservation of the
records required to be maintained by Rule 31a-1
under the 1940 Act for the
periods prescribed by Rule 31a-2 under the
1940 Act.  The Manager shall authorize and permit
any of its directors, officers and employees,
who may be elected as Board members or officers of
the Fund, to serve in the capacities in which
they are elected.
	(b)	The Manager shall bear all
expenses, and shall furnish all necessary
services,
facilities and personnel, in connection with
its responsibilities under this Agreement.
Other than as herein specifically indicated,
the Manager shall not be responsible for the
Fund's expenses, including, without limitation,
advisory fees; distribution fees; interest; taxes;
governmental fees; voluntary assessments and other
expenses incurred in connection with membership
in investment company organizations; organization
costs of the Fund; the cost (including brokerage
commissions, transaction fees or charges, if any)
in connection with the purchase or sale of the
Fund's securities and other investments and any
losses in connection therewith; fees and expenses
of custodians, transfer agents, registrars,
independent pricing vendors or other agents;
legal expenses; loan commitment fees;
expenses relating to share certificates; expenses
relating to the issuing and redemption or
repurchase of the Fund's shares and servicing
shareholder accounts; expenses of registering
and qualifying the Fund's shares for sale under
applicable federal and state law; expenses of
preparing, setting in print, printing and
distributing prospectuses and statements
of additional information and any supplements
thereto, reports, proxy statements, notices
and dividends to the Fund's
shareholders; costs of stationery; website
costs; costs of meetings of the Board or any
committee thereof, meetings of shareholders
and other meetings of the Fund; Board fees;
audit fees; travel expenses of officers,
members of the Board and employees of the Fund,
if any; and the Fund's
pro rata portion of premiums on any
fidelity bond and other insurance covering the
Fund and its officers, Board members and
employees; litigation expenses and any
non-recurring or extraordinary expenses
as may arise, including, without limitation,
those relating to actions, suits or
proceedings to which the Fund is
a party and the legal obligation which
the Fund may have to indemnify the Fund's
Board members and officers with
respect thereto.
6.	No member of the Board, officer
or employee of the Trust or Fund shall receive
from the Trust or Fund any salary or other
compensation as such member of the Board,
officer or employee while he is at the same
time a director, officer, or employee of
the Manager or any affiliated company of
the Manager, except as the Board may
decide.  This paragraph shall not apply
to Board members, executive committee members,
consultants and other persons
who are not regular members of the
Manager's or any affiliated company's staff.
7.	As compensation for the services performed
and the facilities furnished and expenses
assumed by the Manager, including the services
of any consultants retained by the Manager,
the Fund shall pay the Manager, as promptly
as possible after the last day of each month,
a fee, computed daily at an annual
rate set forth opposite the Fund's name on
Schedule A annexed hereto, provided however,
that if the Fund invests all or
substantially all of its assets in another
registered investment company for which the
Manager or an affiliate of the Manager serves
as investment adviser or investment manager,
the  annual fee computed as set forth on such
Schedule A shall be reduced by the aggregate
management fees allocated to that Fund for
the Fund's then-current fiscal year
from such other registered investment company.
The first payment of the fee shall be made as
promptly as possible at the end of the month
succeeding the effective date of this Agreement,
and shall constitute a full payment of the fee
due the Manager for all services prior to that
date.  If this Agreement is terminated as of
any date not the last day of a month, such
fee shall be paid as promptly as possible
after such date of termination, shall be based
on the average daily net assets of the Fund in
that period from the beginning of such month
to such date of termination, and shall be that
proportion of such average daily net assets as
the number of business days in such period bears
to the number of business days in such month.
The average daily net assets of the Fund shall
in all cases be based only on business days
and be computed as of the time of
the regular close of business of the New York
Stock Exchange, or such other time as may be
determined by the Board.
8.	The Manager assumes no responsibility
under this Agreement other than to render
the services called for hereunder,
in good faith, and shall not be liable for
any error of judgment or mistake of law, or
for any loss arising out of any investment
or for any act or omission in the execution
of securities transactions for a Fund, provided
that nothing in this Agreement
shall protect the Manager against any liability
to the Fund to which the Manager would otherwise
be subject by reason of
willful misfeasance, bad faith, or gross
negligence in the performance of its duties or
by reason of its reckless disregard
of its obligations and duties hereunder.  As
used in this Section 8, the term "Manager"
shall include any affiliates of the Manager
performing services for the Trust or the Fund
contemplated hereby and the partners, shareholders,
directors, officers and employees
of the Manager and such affiliates.
9.	Nothing in this Agreement shall
limit or restrict the right
of any director, officer, or employee of
the Manager who may also be a Board member,
officer, or employee of the Trust or
the Fund, to engage in any other business
or to devote his time and attention in part
to the management or other aspects of
any other business, whether of a similar
nature or a dissimilar nature, nor to limit or
restrict the right of the Manager to engage
in any other business or to render services
of any kind, including investment advisory
and management services, to any
If the purchase or sale of securities
consistent with the investment policies
of a Fund or one or more other accounts of
the Manager is considered at or about the
same time, transactions in such
securities will be allocated among the accounts
in a manner deemed equitable by the Manager.
Such transactions may be combined, in accordance
with applicable laws and regulations,
and consistent with the Manager's policies
and procedures as presented to the Board from
time to time.
10.	For the purposes of this Agreement,
the Fund's "net assets" shall be determined
as provided in the Fund's then-current
Prospectus and Statement of Additional
Information and the terms "assignment,"
"interested person," and "majority of the
outstanding voting securities"
shall have the meanings given to them by
Section 2(a) of the 1940 Act,
subject to such exemptions as may be granted
by the SEC by any rule, regulation or order.
11.	This Agreement will become effective
with respect to the Fund
on the date set forth opposite the Fund's
name on Schedule A annexed
hereto, provided that it shall have been
approved by the Trust's
Board and by the shareholders of the Fund
in accordance with the requirements of the
1940 Act and, unless sooner terminated as
provided herein, will continue in effect
until November 30, 2007.
Thereafter, if not terminated, this
Agreement shall continue in
effect with respect to the Fund, so long
as such continuance is
specifically approved at least annually
(i) by the Board
or (ii) by a vote of a majority of the
outstanding voting
securities of the Fund, provided that
in either event the
continuance is also approved by a majority
of the Board members who are not interested
persons of any party to this
Agreement, by vote cast in person at a
meeting called for the purpose of voting
on such approval.
12.	This Agreement is terminable with
respect to the Fund
without penalty by the Board or by vote of
a majority of the outstanding voting
securities of the Fund, in each case on
not more than 60 days' nor less than 30 days'
written notice to the Manager, or by the
Manager upon not less than 90 days' written
notice to the Fund, and will be terminated upon
the mutual written consent of the Manager
and the Trust.  This Agreement shall
terminate automatically in the event of its
assignment by the Manager and shall not be
assignable by the Trust without the
consent of the Manager.
13.	The Manager agrees that for services
rendered to the Fund, or
for any claim by it in connection with services
rendered to the Fund, it shall look only to
assets of the Fund for satisfaction and that
it shall have no claim against the assets of
any other portfolios of the Trust.  The
undersigned officer of the Trust has executed
this Agreement not individually, but as an
officer under the Trust's Declaration of Trust
and the obligations of this Agreement
are not binding upon any of the Trustees,
officers or shareholders
of the Trust individually.
14.	No provision of this Agreement may
be changed, waived, discharged or terminated
orally, but only by an instrument in
writing signed by the party against which
enforcement of the change, waiver, discharge
or termination is sought, and no
material amendment of the Agreement shall
be effective until approved, if so required
by the 1940 Act, by vote of the
holders of a majority of the Fund's
outstanding voting securities.
15. This Agreement embodies the entire
agreement and understanding between the
parties hereto, and supersedes all
prior agreements and understandings relating
to the subject matter hereof.  Should any part
of this Agreement be held or
made invalid by a court decision, statute,
rule or otherwise, the remainder of this
Agreement shall not be affected thereby.
This Agreement shall be binding on and
shall inure to the benefit of the parties
hereto and their respective successors.
16.	This Agreement shall be construed
and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

[signature page to follow]



	IN WITNESS WHEREOF, the parties hereto
have caused this Agreement to be executed
by their officers thereunto duly authorized.
	CITIFUNDS TRUST III
By:
Name:
Title:


	LEGG MASON PARTNERS FUND ADVISOR,
LLC

By:
Name:
Title:




Schedule A

Citi California Tax Free Reserves

Date:

August 1, 2006

Fee:

The following percentage of the Fund's
average daily net assets:

First $1 billion--0.45%
Next $1 billion--0.425%
Next $3 billion--0.40%
Next $5 billion--0.375%
Over $10 billion--0.35%



Citi Cash Reserves

Date:

August 1, 2006

Fee:

The following percentage of the Fund's
average daily net assets:

First $1 billion--0.45%
Next $1 billion--0.425%
Next $3 billion--0.40%
Next $5 billion--0.375%
Over $10 billion--0.35%





Citi Connecticut Tax Free Reserves
(includes Smith Barney
Connecticut Money Market Portfolio,
Class A and Class Y)

Date:

August 1, 2006

Fee:

The following percentage of the Fund's
average daily net assets:

First $1 billion--0.45%
Next $1 billion--0.425%
Next $3 billion--0.40%
Next $5 billion--0.375%
Over $10 billion--0.35%




Citi New York Tax Free Reserves

Date:

August 1, 2006

Fee:

The following percentage of the Fund's
average daily net assets:

First $1 billion--0.45%
Next $1 billion--0.425%
Next $3 billion--0.40%
Next $5 billion--0.375%
Over $10 billion--0.35%

Citi Tax Free Reserves

Date:

August 1, 2006

Fee:

The following percentage of the Fund's
average daily net assets:

First $1 billion--0.45%
Next $1 billion--0.425%
Next $3 billion--0.40%
Next $5 billion--0.375%
Over $10 billion--0.35%



Citi U.S. Treasury Reserves

Date:

August 1, 2006

Fee:

The following percentage of the Fund's
average daily net assets:

First $1 billion--0.45%
Next $1 billion--0.425%
Next $3 billion--0.40%
Next $5 billion--0.375%
Over $10 billion--0.35%


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